RULE 12d1-4

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT, dated as of January 19, 2022, among the Northern Lights Fund Trust and Northern Lights Variable Trust, on behalf of themselves and their separate series listed on Schedule A (each, an “Investing Fund”), severally and not jointly, and the investment trusts listed on Schedule A, on behalf of themselves and their respective series also listed on Schedule A, severally and not jointly (each, a “Vanguard Fund” and together with the Investing Funds, the “Funds”).

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered open-end investment company, its principal underwriter (“Distributor”) or registered brokers or dealers (“Brokers”) may knowingly sell shares of such registered investment company to other investment companies, and Section 12(d)(1)(C) limits the extent to which an investment company may invest in the shares of a registered closed-end investment company;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits (i) registered investment companies, such as the Investing Funds, to invest in shares of other registered investment companies, such as the Vanguard Funds, in excess of the limits of Section 12(d)(1)(A) of the 1940 Act, and (ii) registered investment companies, such as the Vanguard Funds, as well as the Distributor and Brokers, knowingly to sell shares of the Vanguard Funds to the Investing Funds in excess of the limits of Section 12(d)(1)(B) of the 1940 Act, subject to compliance with the conditions of the Rule;

WHEREAS, an Investing Fund may, from time to time, invest in shares of one or more Vanguard Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule; and

WHEREAS, a Vanguard Fund, Distributor, or Broker, from time to time, may knowingly sell Shares of one or more Vanguard Funds to an Investing Fund in excess of the limitations of Section 12(d)(1)(B) in reliance on the Rule;

NOW THEREFORE, in accordance with the Rule, the Investing Funds and the Vanguard Funds desire to set forth the following terms pursuant to which the Investing Funds may invest in the Vanguard Funds in reliance on the Rule and the Vanguard Funds, Distributor, or Broker may sell shares of the Vanguard Funds to the Investing Funds in reliance on the Rule.

1.	Terms of Investment

(a) With respect to investments in Vanguard Funds that operate as exchange-traded funds (“Vanguard ETFs”), the Funds note that each Vanguard ETF is designed to accommodate large investments and redemptions, whether from Investing Funds or other investors. Creation and redemption orders for shares of the Vanguard ETFs can only be submitted by Brokers or other participants of a registered clearing agency (collectively, “Authorized Participants”) that have entered into an agreement (“Authorized Participant Agreement”) with the Vanguard ETFs’ distributor to transact in shares of the Vanguard ETFs. The Vanguard ETFs also have policies and procedures (the “Basket Policies”) that have been adopted pursuant to Rule 6c-11 under the 1940 Act, which govern creations and redemptions of the Acquired ETFs’ shares. Any creation or redemption order submitted by an Investing Fund through an Authorized Participant will be satisfied pursuant to the Basket Policies and the relevant Authorized Participant Agreement. The Basket Policies include provisions that govern in-kind creations and redemptions, as well as cash transactions. In any event, the Funds generally expect that the Investing Funds will transact in shares in the Vanguard ETFs on the secondary market rather than through direct

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creation and redemption transactions with the Vanguard ETF. The Funds believe that these material terms regarding an Investing Fund’s investment in shares of a Vanguard ETF should assist the Acquired ETF’s investment adviser, the Vanguard Group Inc. (“Vanguard), with making the required findings under the Rule.

(b) In order to help reasonably address the risk of undue influence on a Vanguard Fund that operates as a mutual fund (“Vanguard Mutual Fund”) by an Investing Fund, and to assist Vanguard with making the required findings under the Rule, each Investing Fund and each Vanguard Mutual Fund agree as follows:

(i) In-kind redemptions. The Investing Fund acknowledges and agrees that, if and to the extent consistent with the Vanguard Mutual Fund’s registration statement, as amended from time to time, the Vanguard Mutual Fund may honor any redemption request partially or wholly in-kind.

(ii) Timing/advance notice of redemptions. The Investing Fund will use reasonable efforts to spread large redemption requests over multiple days or to provide advance notification of redemption requests to the Vanguard Mutual Fund(s).

(iii) Scale of investment. Upon a reasonable request by a Vanguard Mutual Fund, the Investing Fund will provide summary information regarding the anticipated timeline of its investment in the Vanguard Mutual Fund and the scale of its contemplated investments in the Vanguard Mutual Fund.

(c) In order to assist the Investing Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in a Vanguard Fund, each Vanguard Fund shall provide each Investing Fund with information on the fees and expenses of the Vanguard Fund reasonably requested by the Investing Fund with reference to the Rule.

2.	Representations of the Vanguard Funds.

In connection with any investment by an Investing Fund in a Vanguard Fund in excess of the limitations in Section 12(d)(1)(A) or knowing sale of shares by a Vanguard Fund, Distributor, or Broker to an Investing Fund in excess of the limitations in Section 12(d)(1)(B), the Vanguard Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Vanguard Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Investing Fund if such Vanguard Fund fails to comply with the Rule with respect to an investment by the Investing Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

3.	Representations of the Investing Funds.

In connection with any investment by an Investing Fund in a Vanguard Fund in excess of the limitations in Section 12(d)(1)(A) or knowing sale of Shares by a Vanguard Fund, Distributor, or Broker to an Investing Fund in excess of the limitations in Section 12(d)(1)(B), the Investing Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Investing Funds; (ii) comply with its obligations under this Agreement; (iii) promptly notify the Vanguard Fund when it has invested in the Vanguard Fund in an amount which exceeds the limitations in Section 12(d)(1)(A); and (iv) promptly notify the Vanguard Fund if such Investing Fund fails to comply with the Rule with respect to its investment in such Vanguard Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

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4.	Indemnification.

(a) Each Investing Fund, severally and not jointly, agrees to hold harmless, indemnify and defend the Vanguard Funds, including any principals, directors or trustees, officers, employees and agents (“Vanguard Agents”), against and from any and all losses, costs, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against the Vanguard Fund, including any Vanguard Agents, to the extent such Claims result from (i) a violation or alleged violation of any provision of this Agreement or (ii) a violation or alleged violation of the terms and conditions of the Rule, as applicable, in each case by the Investing Fund, its principals, directors or trustees, officers, employees, agents, advisers or if applicable, subadvisers.

(b) The Vanguard Funds, severally and not jointly, agree to hold harmless, indemnify and defend each Investing Fund, including any principals, directors or trustees, officers, employees and agents (“Investing Fund Agents”), against and from any and all losses, costs, expenses or liabilities incurred by or Claims asserted against an Investing Fund, including any Investing Fund Agents, to the extent such Claims result from (i) a violation or alleged violation of any provision of this Agreement or (ii) a violation or alleged violation of the terms and conditions of the Rule, as applicable, in each case by the Vanguard Fund, its principals, directors or trustees, officers, employees, agents or advisers.

(c) Any indemnification pursuant to this Section shall include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending the applicable Claims.

5.	Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Investing Fund:	If to the Vanguard Fund:

Northern Lights Fund Trust and Northern Lights Variable Trust

Attn: Richard Malinowski

c/o Ultimus Fund Solutions, LLC

80 Arkay Drive

Hauppauge, NY, 11788

Email: rmalinowski@ultimusfundsolutions.com

With a copy to:

Thompson Hine LLP

Attn: Legal Dept.

41 South High Street, Suite 1700

Columbus, OH 43215

Fax: 614-469-3361

Email: joann.strasser@thompsonhine.com

ETF Counsel The Vanguard Group, Inc. Legal Department, V26 400 Devon Park Drive Wayne, PA 19087 Fax: (610) 669-6600 Email: 12d1_Notices@vanguard.com

6.	Term and Termination; Governing Law; Dispute Resolution

(a) This Agreement shall be effective for the duration of the Vanguard Funds’ and the Investing Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in Funds made in reliance on the Rule, as

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interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 6(b).

(b) This Agreement shall continue, in its entirety or with respect to any particular Investing Fund or Vanguard Fund, until terminated in writing by any party upon 60 days’ written notice to the other parties. Upon termination of this Agreement, no Investing Fund may purchase additional shares of a Vanguard Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule. Upon termination of this Agreement with respect to any particular Investing Fund or Vanguard Fund, the parties may not rely on the Rule with respect to any investment by such terminated Investing Fund in Shares of Vanguard Funds or investment in Shares of such terminated Vanguard Fund by Investing Funds.

(c) This Agreement will be governed by Pennsylvania law without regard to choice of law principles.

(d) Any dispute arising out of or related to this Agreement which cannot be resolved through discussions between the parties shall be settled by binding arbitration before a panel of three arbitrators in accordance with and subject to the Commercial Arbitration Rules of the American Arbitration Association then applicable. Unless otherwise agreed upon by the parties, the arbitration hearings will be held in Philadelphia, Pennsylvania.

7.	Miscellaneous

(a) This Agreement may not be assigned by either party without the prior written consent of the other. In the event either party assigns this Agreement to a third party as provided in this Section, such third party shall be bound by the terms and conditions of this Agreement applicable to the assigning party. Any assignment in contravention of this Section shall be null and void.

(b) Except as expressly set forth herein, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

(c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement shall become binding when any two or more counterparts thereof, individually or taken together, bear the signatures of both parties hereto. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed an original.

(d) With the exception of Schedule A, which may be amended via email notification to the contact identified in Section 5 of this Agreement, no amendment, modification, or supplement of any provision of this Agreement will be valid or effective unless made in writing in the manner provided by Section 5 and signed by a duly authorized representative of each party

(e) In any action involving the Vanguard Funds under this Agreement, each Investing Fund agrees to look solely to the individual Vanguard Fund(s) that is/are involved in the matter in controversy and not to any other series of the Vanguard Funds.

(f) The effectiveness of this Agreement shall be deemed to constitute the termination as of the date first written above of any and all prior agreements between Investing Funds and Vanguard Funds that relates to the investment by any Investing Funds in any Vanguard Funds in reliance on a participation agreement, exemptive order or other arrangement among the parties intended to achieve compliance with Section 12(d)(1) of the 1940 Act (the “Prior Section 12 Agreements”). The parties hereby waive any notice provisions, conditions to termination, or matters otherwise required to terminate such Prior Section 12 Agreements.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Vanguard Fund

Name of Authorized Signer	Print	/s/ Michael Drayo Signature
Title: Assistant Secretary	Michael Drayo

Northern Lights Fund Trust and Northern Lights Variable Trust

Stephanie Shearer Name of Authorized Signer	Stephanie Shearer Print	/s/ Stephanie Shearer Signature
Title: Secretary

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SCHEDULE A

List of Funds to Which the Agreement Applies

Vanguard Funds

Investing Funds

CURRENT AND PENDING NORTHERN LIGHTS FUNDS
Northern Lights Fund Trust – 74 Funds (68 operational)
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•         13D Activist Fund (“13D”)

•         Altegris Funds:

o    Altegris Futures Evolution Fund (“Altegris Futures Evolution”)

o    Altegris/AACA Opportunistic Real Estate Fund (“Altegris Opportunistic”)

•         Astor Funds:

o    Astor Dynamic Allocation Fund (“Astor Dynamic”)

o    Astor Macro Alternative Fund (“Astor Macro”)

o    Astor Sector Allocation Fund (“Astor Sector”)

•         Athena Behavioral Tactical Fund (“Athena”)

•         Beech Hill Total Return Fund (“Beech Hill”)

•         Biondo Focus Fund (“Biondo”)

•         BTS Funds:

o    BTS Managed Income Fund (“BTS Managed”)

o    BTS Tactical Fixed Income Fund (“BTS Tactical”)

•         Changing Parameters Fund (“Changing Parameters”)

•         CMG Funds:

o    CMG Mauldin Core Fund (“CMG Mauldin”)

o    CMG Tactical All Asset Strategy Fund (“CMG All Asset”)

o    CMG Tactical Bond Fund (“CMG Bond”)

•         Donoghue Forlines Funds:

o    Donoghue Forlines Dividend Fund (“Donoghue Forlines Dividend”)

o    Donoghue Forlines Risk Managed Income Fund (“Donoghue Forlines Risk Managed”)

o    Donoghue Forlines Tactical Allocation (“Donoghue Forlines Tactical”)

o    Donoghue Forlines Tactical Income Fund (“Donoghue Forlines Income”)

o    Donoghue Forlines Momentum Fund (“Donoghue Forlines Momentum”)

•         Grant Park Multi-Alternative Strategies Fund (“Grant Park”)

•         Ladenburg Funds:

o    Ladenburg Aggressive Growth Fund (“Ladenburg Aggressive”)

o    Ladenburg Growth Fund (“Ladenburg Growth”)

o    Ladenburg Growth & Income Fund (“Ladenburg Growth & Income”)

o    Ladenburg Income Fund (“Ladenburg Income”)

o    Ladenburg Income & Growth Fund (“Ladenburg Income & Growth”)

•         Navigator Funds:

o       Navigator Equity Hedged Fund (“Navigator Equity”)

o   Navigator Tactical Fixed Income Fund (Navigator Tactical”)

o   Navigator Ultra Short Bond Fund (“Navigator Ultra”)

o   Navigator Investment Grade Bond Fund (“Navigator Investment”)

o   Navigator Tactical U.S. Allocation Fund (Navigator Allocation”)

•         Princeton Funds:

o    Deer Park Total Return Credit Fund (“Deer Park Total”)

o    Eagle MLP Strategy Fund (“Eagle”)

o    Princeton Premium Fund (“Princeton Premium”)

o    Princeton Long/Short Treasury Fund (“Princeton L/S”)

o    Princeton Alternative Premium Fund*

•         Probabilities Funds:

o    Probabilities Fund (“Probabilities”)

o    Probabilities Sector Rotation Fund (“Probabilities Sector”) *

•         PSI Strategic Growth Fund (“PSI Strategic”)

•         PFG Funds:

o    PFG Active Core Bond Strategy Fund (“PFG Active Core”)

o    PFG American Funds® Conservative Income Strategy Fund (“PFG American Conservative”)

o    PFG American Funds® Growth Strategy Fund (“PFG American Growth”)

o    PFG BNY Mellon Diversifier Strategy Fund (PFG BNY Mellon”)

o    PFG BR Equity ESG Strategy Fund, (“PFG BR Equity”)

o    PFG Fidelity Institutional AM® Equity Index Strategy Fund (“PGR Fidelity Index”)

o    PFG Fidelity Institutional AM® Equity Sector Strategy Fund (“PFG Fidelity Sector”)

o   PFG JP Morgan Tactical Aggressive Strategy Fund (“JP Morgan Aggressive”)

o   PFG JP Morgan Tactical Moderate Strategy Fund (JP Morgan Moderate”)

o             PFG Meeder Tactical Strategy Fund (“PFG Meeder”)

o   PFG MFS® Aggressive Growth Strategy Fund (“PFG MFS”)

o    PFG Tactical Income Strategy Fund (PFG Tactical”)

o             PFG Fidelity Institutional AM® Bond ESG Strategy

o             PFG Janus Henderson® Balanced Strategy

o             PFG Invesco® Thematic Equity ESG Strategy

•         Sierra Funds:

o    Sierra Tactical Core Income Fund (“Sierra Tactical Core”)

o    Sierra Tactical All Asset Fund (“Sierra Tactical”)

o    Sierra Tactical Municipal Fund (“Sierra Municipal”)

o    Sierra Tactical Bond Fund (“Sierra Bond”)

o    Sierra Tactical Risk Spectrum 30 Fund (“Sierra Tactical 30”)*

o    Sierra Tactical Risk Spectrum50 Fund (“Sierra Tactical 50”)

o    Sierra Tactical Risk Spectrum 70 Fund (“Sierra Tactical 70”)*

•         Toews Funds:

o    Toews Agility Shares Dynamic Tactical Income ETF (“Agility Dynamic”)

o    Toews Agility Shares Managed Risk Equity ETF (“Agility Managed”)

o    Agility Shares Put Write Enhance Equity ETF (“Agility Put Write”) *

o    Agility Shares Tactical Core Fixed Income ETF (“Agility Tactical”) *

o    Toews Tactical Defensive Alpha Fund (‘Toews Defensive”)

o    Toews Tactical Income Fund (“Toews Income”)

o    Toews Hedged U.S. Fund (“Toews Hedged U.S.”)

o    Toews Hedged Oceana Fund (“Toews Oceana”)

o    Toews Hedged U.S. Opportunity Fund (“Toews Opportunity”)

o    Toews Unconstrained Income Fund (“Toews Unconstrained”)

•         TransWestern Institutional Short Duration Government Bond Fund (“TransWestern”)

•         Zeo Funds:

o     Zeo Short Duration Income Fund (“Zeo Short”)

o     Zeo Sustainable Credit Fund (“Zeo Sustainable”)

Northern Lights Variable Trust – 20 Portfolios (15 operational)
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•         7Twelve Balanced Portfolio (“7Twelve”)

•         Astor Funds:

o   Astor Long/Short ETF Portfolio* (“Astor VIT”)

o   Astor Macro Alternative Portfolio* (Astor Macro VIT”)

•         BTS Tactical Fixed Income VIT Fund (“BTS Tactical VIT”)

•         Donoghue Forlines Portfolios:

  Donoghue Forlines Dividend VIT Fund (“Dividend VIT”)
  Donoghue Forlines Momentum VIT Fund (“Momentum VIT”)

•         Probabilities VIT Fund (“Probabilities VIT”)

•         TOPS® Portfolios:

o    TOPS® Aggressive Growth ETF Portfolio (“TOPS Aggressive”)

o    TOPS® Balanced ETF Portfolio (“TOPS Balanced”)

o    TOPS® Conservative ETF Portfolio (“TOPS Conservative”)

o    TOPS® Global Target Range TM Fund (“TOPS Global”)

o    TOPS® Growth ETF Portfolio (“TOPS Growth”)

  TOPS® Hedged Equity Conservative Growth ETF Portfolio (“TOPS Hedged Conservative”) *

o    TOPS®F Hedged Equity Growth ETF Portfolio (“TOPS Hedged Growth”) *

o    TOPS® Hedged Equity Moderate Growth ETF Portfolio * (“TOPs Hedged Moderate”)

o    TOPS® Managed Risk Balanced ETF Portfolio (“TOPS Risk Balanced”)

o    TOPS® Managed Risk Growth ETF Portfolio (“TOPS Risk Growth”)

o    TOPS® Managed Risk Moderate Growth ETF Portfolio (“TOPS Risk ETF”)

o    TOPS® Managed Risk Flex ETF Portfolio (“TOPS Risk Flex”)

o    TOPS® Moderate Growth ETF Portfolio (“TOPS Moderate”)

* Fund not operational as of November 30, 2021

Vanguard Funds
Vanguard Admiral Funds
Vanguard S&P 500 Value Index Fund
Vanguard S&P 500 Growth Index Fund
Vanguard S&P Mid-Cap 400 Index Fund
Vanguard S&P Mid-Cap 400 Value Index Fund
Vanguard S&P Mid-Cap 400 Growth Index Fund
Vanguard S&P Small-Cap 600 Index Fund
Vanguard S&P Small-Cap 600 Value Index Fund
Vanguard S&P Small-Cap 600 Growth Index Fund
Vanguard Bond Index Funds
Vanguard Short-Term Bond Index Fund
Vanguard Intermediate-Term Bond Index Fund
Vanguard Long-Term Bond Index Fund
Vanguard Total Bond Market Index Fund
Vanguard Ultra-Short Bond ETF
Vanguard Charlotte Funds
Vanguard Total International Bond Index Fund
Vanguard Index Funds
Vanguard 500 Index Fund
Vanguard Extended Market Index Fund
Vanguard Growth Index Fund
Vanguard Large-Cap Index Fund
Vanguard Mid-Cap Growth Index Fund
Vanguard Mid-Cap Index Fund
Vanguard Mid-Cap Value Index Fund
Vanguard Small-Cap Growth Index Fund
Vanguard Small-Cap Index Fund
Vanguard Small-Cap Value Index Fund
Vanguard Value Index Fund
Vanguard Total Stock Market Index Fund
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Vanguard International Equity Index Funds
Vanguard Emerging Markets Stock Index Fund
Vanguard European Stock Index Fund
Vanguard FTSE All-World ex-US Index Fund
Vanguard Pacific Stock Index Fund
Vanguard Total World Stock Index Fund
Vanguard FTSE All World ex-US Small-Cap Index Fund
Vanguard Global ex-U.S. Real Estate Index Fund
Vanguard Malvern Funds
Vanguard Short-Term Inflation-Protected Securities Index Fund
Vanguard Municipal Bond Funds
Vanguard Tax-Exempt Bond Index Fund
Vanguard Scottsdale Funds
Vanguard Short-Term Treasury Index Fund
Vanguard Intermediate-Term Treasury Index Fund
Vanguard Long-Term Treasury Index Fund
Vanguard Short-Term Corporate Bond Index Fund
Vanguard Intermediate-Term Corporate Bond Index Fund
Vanguard Long-Term Corporate Bond Index Fund
Vanguard Mortgage-Backed Securities Index Fund
Vanguard Russell 1000 Index Fund
Vanguard Russell 1000 Value Index Fund
Vanguard Russell 1000 Growth Index Fund
Vanguard Russell 2000 Index Fund
Vanguard Russell 2000 Value Index Fund
Vanguard Russell 2000 Growth Index Fund
Vanguard Russell 3000 Index Fund
Vanguard Specialized Funds
Vanguard Dividend Appreciation Index Fund Vanguard Real Estate Index Fund
Vanguard STAR Funds
Vanguard Total International Stock Index Fund
Vanguard Tax-Managed Funds
Vanguard Developed Markets Index Fund
Vanguard Wellington Fund
Vanguard U.S. Liquidity Factor ETF
Vanguard U.S. Minimum Volatility ETF
Vanguard U.S. Momentum Factor ETF
Vanguard U.S. Multifactor ETF
Vanguard U.S. Quality Factor ETF
Vanguard U.S. Value Factor ETF
Vanguard Whitehall Funds
Vanguard High Divided Yield Index Fund
Vanguard Emerging Markets Government Bond Index Fund
Vanguard International Dividend Appreciation Index Fund
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Vanguard International High Dividend Yield Index Fund
Vanguard World Fund
Vanguard Communication Services Index Fund
Vanguard Consumer Discretionary Index Fund
Vanguard Consumer Staples Index Fund
Vanguard Energy Index Fund
Vanguard ESG International Stock ETF
Vanguard ESG U.S. Corporate Bond ETF
Vanguard ESG U.S. Stock ETF
Vanguard Extended Duration Treasury Index Fund
Vanguard Financials Index Fund
Vanguard Health Care Index Fund
Vanguard Industrials Index Fund
Vanguard Information Technology Index Fund
Vanguard Materials Index Fund
Vanguard Mega Cap Index Fund
Vanguard Mega Cap Growth Index Fund
Vanguard Mega Cap Value Index Fund
Vanguard Utilities Index Fund